FOR IMMEDIATE RELEASE

CONTACT:	Jeff Tryka, CFA
Investor Relations, Lambert & Co.
(616) 295-2509
jtryka@horizonglobal.com

HORIZON GLOBAL APPOINTS DONNA M. COSTELLO TO BOARD OF DIRECTORS

Plymouth, Michigan, June 22, 2021 — Horizon Global Corporation (NYSE: HZN), the world’s leading manufacturer of branded towing and trailering equipment, announced today that the Company’s Board of Directors appointed Donna M. Costello as a Director, effective June 16, 2021. Ms. Costello was appointed to the Board’s Audit Committee.

Ms. Costello has extensive experience as both a public company executive and board member, with deep financial expertise and a proven track record as a strategic business leader across multiple industries. Ms. Costello previously served as Chief Financial Officer of C&D Technologies (“C&D”), a manufacturer and marketer of systems for power conversion and storage of electrical power, from 2016 to 2020. Prior to joining C&D, Ms. Costello served as Chief Financial Officer of Sequa Corporation, a diversified industrial with businesses across the aerospace, automotive, energy and metals industries, from 2008 to 2015.

Ms. Costello currently serves as a director of CTS Corporation, a manufacturer of sensors, actuators and electronic components for a wide range of industries, where she serves on both the Compensation and Audit Committees. Ms. Costello also serves as a director and member of the Audit Committee of Neenah, Inc., a global specialty materials producer of performance-based products, and provider of fine paper and packaging products worldwide.

John C. Kennedy, Chair of Horizon Global’s Board of Directors, stated, “We are excited to welcome Donna to the Board. Donna’s broad financial expertise and strategic mindset will be great assets to Horizon Global. We look forward to Donna’s immediate contributions as we continue to improve the business and create long-term value for our shareholders.”

About Horizon Global
Headquartered in Plymouth, MI, Horizon Global is the #1 designer, manufacturer and distributor of a wide variety of high-quality, custom-engineered towing, trailering, cargo management and other related accessory products in North America and Europe. The Company serves OEMs, retailers, dealer networks and the end consumer as the category leader in the automotive, leisure and agricultural market segments. Horizon provides its customers with outstanding products and services that reflect the Company's commitment to market leadership, innovation and operational excellence. The Company’s mission is to utilize forward-thinking technology to develop and deliver best in-class products for our customers, engage with our employees and realize value creation for our shareholders.

Horizon Global is home to some of the world’s most recognized brands in the towing and trailering industry, including: Draw-Tite, Reese, Westfalia, BULLDOG, Fulton and Tekonsha. Horizon Global has approximately 4,000 employees.

For more information, please visit www.horizonglobal.com.

Forward-Looking Statements
This release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements contained herein speak only as of the date they are made and give our current expectations or forecasts of future events. These forward-looking statements can be identified by the use of forward-looking words, such as “may,” “could,” “should,” “estimate,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “target,” “plan” or other comparable words, or by discussions of strategy that may involve risks and uncertainties. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which could materially affect our business, financial condition or future results including, but not limited to, risks and uncertainties with respect to: the impact of the COVID-19 pandemic on the Company’s business, results of operations, financial condition and liquidity; liabilities and restrictions imposed by the Company’s debt instruments; market demand; competitive factors; supply constraints and shipping disruptions; material and energy costs; technology factors; litigation; government and regulatory actions including the impact of any tariffs, quotas, or surcharges; the Company’s accounting policies; future trends; general economic and currency conditions; various conditions specific to the Company’s business and industry; the success of the Company’s action plan, including the actual amount of savings and timing thereof; the success of the Company’s business improvement initiatives in Europe-Africa, including the amount of savings and timing thereof; the Company’s exposure to product liability claims from customers and end users, and the costs associated therewith; factors affecting the Company’s business that are outside of its control, including natural disasters, pandemics, including the current COVID-19 pandemic, accidents and governmental actions; the Company’s ability to maintain compliance with the New York Stock Exchange’s continued listing standards; and other risks that are discussed in the Company’s most recent Annual Report on Form 10-K. The risks described herein are not the only risks facing our Company. Additional risks and uncertainties not currently known to us or that we currently deemed to be immaterial also may materially adversely affect our business, financial position and results of operations or cash flows. We caution readers not to place undue reliance on such statements, which speak only as of the date hereof. We do not undertake any obligation to review or confirm analysts’ expectations or estimates or to release publicly any revisions to any forward-looking statement to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
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